EXHIBIT 3.1
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FP TECHNOLOGY HOLDINGS, INC.
     FP TECHNOLOGY HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),
     DOES HEREBY CERTIFY:
     FIRST: That the name of the Corporation is FP Technology Holdings, Inc. The Corporation was originally incorporated under the same name; and the original Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on August 31, 2005.
     SECOND: That by unanimous written consent of the Board of Directors of the Corporation, filed with the minutes of the Corporation, resolutions were duly adopted setting forth the proposed amendment and restatement of the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended and restated in its entirety to read as set forth in the attached Amended and Restated Certificate of Incorporation.
     THIRD: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation took action by executing a written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware to approve such amendment and restatement. The holders of a majority of the outstanding stock entitled to consent thereto have granted written consent with respect to such stock in favor of said amendment and restatement.
     FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation.
     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this 29th day of June, 2006.

FP TECHNOLOGY HOLDINGS, INC.
By:	/s/ Stephen Peary
Stephen Peary, Secretary

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FP TECHNOLOGY, INC.
     1. The name of the corporation is FP Technology, Inc. (the “Corporation”).
     2. The address of the Corporation’s registered office in the State of Delaware is National Corporate Research, Ltd., 615 South Dupont Highway, in the City of Dover, County of Kent. The name of its registered agent at such address is National Corporate Research, Ltd.
     3. The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     4. The total number of shares of all classes of stock that the Corporation is authorized to issue is One Hundred Five Million (105,000,000) shares, consisting of One Hundred Million (100,000,000) shares of Common Stock with a par value of $0.001 per share and Five Million (5,000,000) shares of Preferred Stock with a par value of $0.001 per share.
     Any of the shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions in this paragraph 4 set forth, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this paragraph 4 otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation.
     5. The Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.
     6. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
     7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
     8. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     9. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article 9 does not affect the availability of equitable remedies for breach of fiduciary duties.
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CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FP TECHNOLOGY, INC.
     William Santo hereby certifies that:
     ONE: The name of the corporation is FP Technology, Inc., a Delaware corporation (the “Corporation”), the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 31, 2005, and the date of filing of the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is June 29, 2006.
     TWO: He is the duly elected and acting President of the Corporation.
     THREE: Section 1 of the Amended and Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:
          “1. The name of the corporation is Firepond, Inc. (the “Corporation”).”
     FOUR: This Certificate of Amendment has been duly adopted by the Board of Directors of the Corporation in accordance with sections 242 and 141 of the General Corporation Law of the State of Delaware.
     FIVE: This Certificate of Amendment has been duly adopted by the stockholders of the Corporation in accordance with sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 18th day of June 2007, and hereby affirms and acknowledges under penalty of perjury that the filing of this Certificate of Amendment is the act and deed of FP Technology, Inc.

By:	/s/ William Santo
William Santo, President